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                                                                    EXHIBIT 23.3

                      [LETTERHEAD OF LIPNER, GORDON & CO.]

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

Worlds, Inc.
Boston, Massachusetts

We hereby consent to the use in the Registration Statement (Form SB-2) of our report dated December 23, 1997, relating to the financial statements of Academic Computer Systems, Inc. for the years ended September 30, 1997 and 1996 which is contained in the Prospectus of that Registration Statement.

We also consent to the reference to us under the caption "Experts" in the Registration Statment.

                                                  /s/ Lipner, Gordon & Co., LLP
                                                  -----------------------------
                                                  Lipner, Gordon & Co., LLP


Great Neck, New York
January 16, 1998